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                                                                    EXHIBIT 10.7

                         MASTER LOAN PURCHASE AGREEMENT

         This Master Loan Purchase Agreement (this "AGREEMENT") by and between AAMES CAPITAL CORPORATION, a California corporation ("PURCHASER"), and PACIFIC THRIFT AND LOAN COMPANY, a California corporation ("SELLER"), is made and executed as of June 21, 1995 with reference to the following facts:

                                 R E C I T A L S

         A. Purchaser is engaged in the business of, inter alia, purchasing residential mortgage loans from originating lenders, which mortgage loans conform in all respects with Purchaser's underwriting and quality control standards and procedures as currently in effect (a copy of which is attached hereto as EXHIBIT "A") and as they may be changed by Purchaser from time to time (the "GUIDELINES").

         B. Seller is engaged in the business of originating and closing residential mortgage loans in its own name as lender as well as purchasing closed residential mortgage loans from unaffiliated lenders.

         C. Seller desires to sell to Purchaser, and Purchaser is willing to purchase from Seller, residential mortgage loans ("LOANS" and, individually, a "LOAN") originated by Seller and closed in the name of Seller as lender or originated by unaffiliated lenders and purchased by Seller, on the terms and subject to the conditions set forth herein.

         D. Following the sale of a Loan to Purchaser, Purchaser may, at its option, sell and assign such Loan on a servicing released or servicing retained basis to a third party investor and/or pledge the Loan to a creditor as collateral for a warehouse line of credit, repurchase facility or similar financing vehicle, and/or transfer the Loan to a trustee for deposit in a trust, the assets of which consist of a pool of mortgage loans, in connection with the sale of mortgage pass-through securities to various investors and/or transfer or assign the Loan to a corporation, partnership, trust or other entity which invests in mortgages or mortgage-related products (each such creditor, trustee, investor in a Loan or mortgage pass-through security and corporation, partnership, trust or other entity referred to herein, an "INVESTOR").

         NOW, THEREFORE, in reference to the aforementioned facts, and in consideration of the covenants and agreements herein set forth, Purchaser and Seller hereby agree as follows:


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                                A G R E E M E N T

         Section 1. AGREEMENT TO PURCHASE. On the terms and subject to the conditions set forth in this Agreement, Purchaser hereby agrees to purchase from Seller those Loans offered by Seller for sale to Purchaser pursuant to the terms of the Agreement. The agreement of Purchaser and Seller set forth for the purchase of the Loans by Purchaser from Seller shall cover and include only such Loans as (a) are in strict compliance with the terms and conditions set forth in the Guidelines and this Agreement, (b) are approved by Purchaser pursuant to the terms of Section 3 of this Agreement and (c) unless otherwise approved in writing by Purchaser, shall be limited to no more than $6,500,000 principal amount of Loans in any one week.

         Section 2.  UNDERWRITING; DELIVERY OF LOANS.

                  (a) Underwriting. With respect to each Loan, Seller shall obtain all necessary verifications, credit reports, and appraisals, on forms designated and approved in advance by Purchaser, and such other documents and information required pursuant to the Guidelines or otherwise required by Purchaser in accordance herewith and as evidenced by those conditions listed by Purchaser on any loan concurrence form ("LOAN CONCURRENCE") delivered by Purchaser to Seller in connection with the related Loan.

                  (b) Delivery. Seller shall deliver the Loans by submitting to Purchaser (i) a schedule listing each Loan proposed to be purchased (the "LOAN SCHEDULE") and (ii) the related Loan file (the "LOAN File"), each of which shall be in strict compliance with the Guidelines.

         Section 3.  CONDITIONS PRECEDENT TO PURCHASE.

         Purchaser's obligation to purchase and pay for a Loan is subject to the following conditions:

                  (a) Loan Schedule. The information set forth on the Loan Schedule with respect to each Loan shall be complete and accurate. Purchaser reserves the right to delete from such Loan Schedule any Loan which does not meet the terms of this Agreement, in which case the aggregate Purchase Price for all Loans scheduled for purchase on the purchase date (the "PURCHASE DATE") shall be adjusted accordingly.

                  (b) Delivery of Loan File. Purchaser shall have received a true, complete and correct copy of the related Loan File for review and approval. Seller acknowledges and agrees that the original Loan File shall be delivered to Purchaser on or prior to the Purchase Date.

                  (c) Loan File Documentation. Each Loan File shall contain the documents listed on EXHIBIT "B" hereto (the "LOAN DOCUMENTS"), each of which shall be in form and substance satisfactory to Purchaser. In all instances where Seller cannot deliver the originals of the recorded mortgage, deed of trust or other security instrument (each, a "MORTGAGE") or the original mortgagee policy of title insurance as a part of the Loan File because of a delay associated with recording (provided such delay is not caused by Seller), Seller may deliver


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certified true copies of the Mortgage or a mortgagee title insurance binder as the case may be. In such instances, Seller shall deliver the originals of these documents promptly upon receipt of same to Purchaser, but not later than ninety
(90) days from the Purchase Date of the related Loan. If Seller fails to deliver to Purchaser said original Mortgage or mortgagee policy of title insurance within such 90-day period, Seller shall repurchase the related Loan within ten
(10) calendar days after Purchaser's written request therefor at the Repurchase Price (as defined in Section 8 hereof). Purchaser shall have a period of one hundred eighty (180) days after the Purchase Date of any Loan to notify Seller of any other document missing from the related Loan File and Seller shall be required to deliver such missing document (or a true and correct copy thereof) within ten (10) calendar days of such notice or to repurchase the Loan at the Repurchase Price. After the expiration of such 180-day period, Seller shall have no further obligation under the immediately preceding sentence.

                  (d) Loan Approval. With respect to each Loan, Purchaser will review the Loan File to determine if it complies with the requirements of this Agreement and the Guidelines, and Purchaser will notify Seller of its decision to purchase or not to purchase a Loan. Purchaser shall have the right to effect or cause to be effected a "drive-by" inspection of the property securing any Loan. Purchaser shall have the right to reject any Loan if Purchaser determines in its reasonable discretion that (i) any Loan Documentation with respect to such Loan is materially defective or insufficient; (ii) any representation or warranty set forth herein with respect to such Loan is not true and correct as of the related Purchase Date; or (iii) any condition required in the Loan Concurrence to be met has not been met.

                  It is understood and agreed by the parties hereto that an employee, representative or agent of Purchaser shall generally review and underwrite the Loan File with respect to a given Loan at Seller's premises prior to Seller's funding, or purchase, of such Loan. If such Loan generally meets Purchaser's criteria for purchase, Purchaser shall deliver to Seller its Loan Concurrence with respect to such Loan. The Loan Concurrence will typically list a number of conditions precedent to the purchase of such Loan by Purchaser.

                  (e) Representations and Warranties. All of the representations and warranties of Seller under this Agreement shall be true as of the Purchase Date of such Loan and shall not be affected or limited in any way as a result of Purchaser's review or verification of any Loan Documents or any Loan at any time.

                  (f) Additional Documents. Prior to the purchase of any Loans under this Agreement, Purchaser shall have received an Officer's Certification and an Opinion of Counsel, each substantially in the form of EXHIBITS "C" and "D", respectively, attached hereto. Each purchase of Loans hereunder shall be effected by the execution and delivery of a Loan Conveyance Agreement, substantially in the form of EXHIBIT "E" attached hereto, with respect to the Loan so purchased. The Loan Conveyance Agreement shall set forth, inter alia, the Cut-off Date, the Purchase Date and the Loan Schedule with respect to the Loans purchased pursuant thereto.


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                  (g) Other Conditions. All other terms and conditions of this
Agreement shall have been complied with.

         Section 4.  PURCHASE OF LOANS.

                  (a) Delivery of Note and Security Instruments. On the Purchase Date and immediately following receipt of executed originals of all Loan Documents in form and substance satisfactory to Purchaser (including without limitation, the promissory note (the "NOTE"), evidencing the mortgagor's obligation to repay the Loan, endorsed by an authorized representative of Seller as follows: "Pay to the order of Aames Capital Corporation, without recourse") and upon confirmation that Seller has executed and delivered its instrument of assignment of the security instruments securing the Loan (the "SECURITY INSTRUMENTS"), subject to Seller's satisfaction of the conditions set forth in
Section 3 hereof, Purchaser shall pay the Purchase Price for each Loan delivered by Seller, to an account designated by Seller. The Purchase Price shall be calculated in accordance with the purchase price amendment (the "PURCHASE PRICE AMENDMENT").

                  (b) Principal and Interest. Solely for purposes of determining the Purchase Price for each Loan to be purchased pursuant to this Agreement, Purchaser shall be entitled to (i) all scheduled principal due on and after the Purchase Date, (ii) all other recoveries of principal collected on and after the Purchase Date (minus that portion of principal due before the Purchase Date) and
(iii) all payments of interest on the Loans (minus that portion of any such payment which is allocable to the period prior to the Purchase Date). The principal balance of each Loan as of the Purchase Date shall be determined after application of payments of principal due before the Purchase Date, whether or not collected. Any payments with respect to a Loan received by Purchaser on or after the related Purchase Date allocable to principal or interest due prior to the Purchase Date shall be paid to Seller within 30 days of receipt.

                  (c) Servicing. It is the intention of Purchaser and Seller that the sale of each Loan hereunder shall be effected on a servicing-released basis. Simultaneously with the purchase of each Loan hereunder and in consideration of Purchaser's payment of the Purchase Price, Seller shall transfer all servicing rights and benefits and deliver to Purchaser all monies in its possession and all escrow funds and accounts and any and all interest which has accrued on such funds and accounts, pertaining to or in any way connected with such Loan, together with documentation sufficient to enable Purchaser or its designated representative to service such Loan in compliance with all rules, orders and regulations of federal, state and local governments and other duly appointed authorities affecting such Loan. Seller shall deliver such notices to the mortgagors concerning the transfer of the servicing of the related Loans as may then be required by applicable state and federal law. Seller shall take all action necessary to transfer to Purchaser all interest of Seller in, and to make Purchaser the loss payee of, each title insurance policy, mortgage guaranty insurance policy, hazard insurance policy and each other insurance policy constituting a portion of the Loan File.

                  (d) Limited Indemnity. Purchaser agrees to and does hereby indemnify, defend and hold harmless Seller, its directors, officers, employees and agents, and its successors


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and assigns, against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against any of such indemnified parties, in any way related to the servicing of any Loan purchased under this Agreement following the related Purchase Date. This limited indemnity shall not apply to the servicing of any Loan which Seller repurchases from Purchaser with respect to the period commencing on the Repurchase Date.

         Section 5. SELLER'S GENERAL REPRESENTATIONS, WARRANTIES AND OBLIGATIONS. Seller represents and warrants to Purchaser that, as of the date first set forth above and agrees to represent and warrant as of each Purchase
Date:

         (a) Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California and is licensed and qualified to transact business and is in good standing in each state where it is required to be so licensed and qualified.

         (b) Power and Authority. Seller has the full power and authority to enter into this Agreement and to originate, hold and sell each Loan; and none of the execution and delivery of this Agreement, the origination of the Loans, the sale of the Loans, the consummation of the transactions contemplated herein, or the fulfillment of or compliance with the terms and conditions of this Agreement conflicts with or will conflict with, or results in or will result in, a breach of any term, condition or provision of Seller's articles of incorporation or by-laws or any agreement to which Seller is a party or by which Seller is bound, or constitutes or will constitute a material default or result in an acceleration under any of the foregoing.

         (c) Authority. Seller has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of Seller; and all requisite corporate action has been taken by Seller to make this Agreement valid and binding upon Seller in accordance with its terms.

         (d) No Consent. No consent, approval, authorization or order of any court, governmental body or any other person or entity is required for the execution and delivery by Seller of this Agreement and the performance of its obligations hereunder including, but not limited to, the sale of the Loans to Purchaser.

         (e) No Litigation. Neither Seller nor any of its properties is subject to or bound by any pending or threatened suit, action, arbitration or legal or administrative or other proceeding which might affect its ability to perform its obligations under this Agreement or which might have a material adverse effect on Seller's financial condition.

         (f) Compliance With Laws. Seller is in compliance in all material respects with all applicable laws and regulations and is fully licensed by, and in good standing with, all applicable


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mortgage banking and real estate licensing authorities having jurisdiction over the operations of Seller. Seller has all federal, state and local licenses, permits and other authorizations of governmental authorities used or required in the conduct of its business (collectively, "LICENSES"), including but not limited to state mortgage banking and real estate licenses, and Seller has not received any notice that revocation, termination or suspension is being considered with respect to any of its Licenses, nor do any grounds for such revocation, termination or suspension exist. No employee, director or 25% shareholder of Seller (either individually or in their capacity as an employee, director or shareholder of Seller or another entity) and no entity in which any such person has acted as an employee, director or shareholder has been the subject of any action (whether or not successful) for the revocation, termination or suspension of any such License. Seller further covenants to notify Purchaser immediately upon the suspension, revocation, expiration or other termination of any License or of the taking of any action against Seller or which could adversely affect the Licenses.

         (g) No Untrue Information. No untrue statement of material fact is contained in this Agreement or in any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby and none of the foregoing omits to state a fact necessary to make the statements contained herein or therein not misleading.

         (h) No Bulk Transfer, Etc. The transfer, assignment and conveyance of the Loans by Seller pursuant to this Agreement are in the ordinary course of Seller's business and are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction. Seller is not transferring the Loans with the intent to hinder, delay or defraud any of its creditors. Seller is solvent and will not be rendered insolvent by the sale of any of the Loans. The purchase price paid by Purchaser constitutes fair consideration and reasonably equivalent value for the Loans.

         (i) Ability to Perform. Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant and obligation contained in this Agreement; Seller does not do business under a fictitious name or, if it does so, a fictitious business name or assumed name statement has been filed, recorded and/or published in each jurisdiction in which the Loans were originated in accordance with all applicable laws, rules and regulations.

         (j) No Accrued Liabilities. There are no accrued liabilities of Seller with respect to the Loans or circumstances under which such accrued liabilities will arise against Seller, or Purchaser as assignee of the Loans, with respect to actions or events occurring on or prior to the Purchase Date, or due to actions or omissions of Seller.

         Section 6. SELLER'S REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE LOANS. Seller and Purchaser agree that EXHIBIT "F" hereto is incorporated herein by this reference and made a part of this Agreement.



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         Section 7. SELLER'S REPURCHASE OBLIGATIONS. Seller shall repurchase any
Loan sold to Purchaser pursuant to this Agreement within ten (10) business days after receipt of written notice from Purchaser of any of the following circumstances:

         (a) Purchaser's audit procedures reveal any evidence of fraud or falsity in the origination of the Loan or in the sale of the Loan to Purchaser, whether or not Seller had knowledge of such fraud or falsity; provided, however, that such fraud or falsity would have a material adverse effect on the value of the Loan; and provided further that with respect to representations made by a borrower as to his income or assets, to the extent that the Guidelines applicable to such Loan do not require that such representations be verified and/or documented (other than being reasonable for the line of business or employment stated), Seller shall be entitled to rely conclusively upon such representations of the borrower and the repurchase obligation that might otherwise arise under this Section 7(a) shall not apply, unless such representations were known by Seller to be false.

         (b) Seller fails to observe or perform or is or becomes in breach of any of the representations, warranties or agreements contained in this Agreement including the representations and warranties made in Section 6 and EXHIBIT "F" with respect to each Loan purchased hereunder and such Loan is materially and adversely affected by such breach; provided, however, that if Seller is or becomes in material breach of any representation or warranty contained in
Section 5 hereof, Purchaser may require Seller to repurchase all Loans sold by Seller to Purchaser under this Agreement that are materially and adversely affected by such breach at the "Repurchase Price" (as defined in Section 8 of this Agreement). It is understood that Seller's obligation to repurchase any Loan is binding and enforceable against it without regard to any limitation set forth in such representation or warranty concerning the knowledge of Seller as to the facts stated therein.

         Section 8. REPURCHASE PRICE The repurchase price (the "REPURCHASE PRICE") of any Loan to be paid by Seller for any repurchase of such Loan required pursuant to Section 7 hereof shall be calculated as follows:

         (a) The principal amount of such Loan outstanding on the date of repurchase,

         (b) plus all interest accrued but unpaid on the outstanding principal balance of the Loan from the repurchase date through and including the first day of the month following the month in which the repurchase is made,

         (c) plus all expenses, including, but not limited to reasonable fees and expenses of counsel (including fees of Purchaser's in-house counsel) incurred by Purchaser in enforcing Seller's obligation to repurchase such Loan,

         (d) plus a percentage of the Purchase Price premium paid by Purchaser for the Loan, said premium being an amount equal to the excess of the Purchase Price paid for such Loan over the principal amount thereof outstanding on the original Purchase Date thereof (the "PREMIUM"), as follows:


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                      (i)  100% of the Premium, if demand for Seller to
                           repurchase the Loan is made by Purchaser before the first anniversary of the related Purchase Date;

                     (ii) 67% of the Premium. if demand for Seller to repurchase the Loan is made by Purchaser before the second anniversary of the related Purchase Date;

                    (iii) 33% of the Premium, if demand for Seller to repurchase the Loan is made by Purchaser before the third anniversary of the related Purchase Date; or

                    (iv) 0% of the Premium, if demand for Seller to repurchase the Loan is made by Purchaser thereafter.

         Promptly following its receipt of the full amount of the Repurchase Price for such Loan, Purchaser shall endorse the related Note (without recourse) and shall execute an assignment of the related Security Instruments (without recourse), in recordable form, and deliver same, together with the related Loan File, to Seller, all at Seller's sole cost and expense. As additional consideration, Purchaser shall release all servicing rights with respect to such Loan to Seller and shall cooperate with Seller in effecting, at Seller's expense, the transfer of servicing of such Loan.

         Section 9. REMEDIES FOR BREACH OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.

         (a) Survival of Representations and Warranties; Notice. It is understood and agreed that the representations and warranties set forth in this Agreement are being relied upon by Purchaser for its own decision to purchase a Loan and in the Purchaser's decision to sell, transfer and/or assign the Loan to an Investor, and such representations and warranties shall survive the sale and delivery of the Loans to Purchaser and subsequent sale, transfer and/or assignment to an Investor and will continue in full force and effect for the remaining life of each Loan purchased hereunder. Upon discovery by either Seller or Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other party.

         (b) Indemnification. In addition to any such repurchase obligations of Seller, and all other remedies available to Purchaser under this Agreement, at law or in equity, and regardless of any investigation conducted by Purchaser with respect to any Loan at any time, Seller shall indemnify Purchaser and its agents, affiliates, assigns, officers, directors and employees (each a "PURCHASER INDEMNITEE") from and hold them harmless against all losses, liabilities, damages, penalties, fines, forfeitures, costs (including court costs and attorney's fees), judgments, and any other costs, fees and expenses, including costs of settlement (collectively, "DAMAGES") resulting or arising from:

              (i) any breach of any representation, warranty or obligation of Seller set forth in, or made pursuant to, this Agreement;


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             (ii) any act or failure to act or any breach of any warranty, obligation made by any Purchaser Indemnitee in reliance upon any warranty, obligation or representation made by Seller contained in or made pursuant to this Agreement;

           (iii) reasonable claims made by borrowers or third parties against any Purchaser Indemnitee arising from negligence, fraud or a material omission on the part of Seller in receiving, processing or funding any Loan sold to Purchaser, which claims are either (i) determined to be valid by a final adjudication in a court of competent jurisdiction or
         (ii) reasonably determined by Purchaser to be valid in connection with a decision by Purchaser to reach a final settlement of such claims with the borrowers or third parties; provided, however, that Purchaser shall, at least ten (10) business days before committing to a final settlement, offer to Seller the right to repurchase the related Loan (in accordance with the terms described in Section 8 hereof) and assume the defense of the claims in lieu of completing the settlement. Seller shall thereafter have a period of ten (10) business days to notify Purchaser of its consent to the proposed settlement or its decision to repurchase the related Loan and assume the defense of the claims;

             (iv) all Damages arising out of or in connection with any one or more of the items set forth in Sections 7(a) and 7(b) of this Agreement;

              (v) any Damages arising due to any act or omission of Seller prior to the date of this Agreement or, with respect to any particular Loan, any Damages due to acts or omissions of Seller or any other party involved in the loan transaction on or prior to the Purchase Date and/or any Damages relating to any defect or deficiency in any Loan existing as of the Purchase Date (including, without limitation, a defect in the documentation of any Loan or defects which would cause the Loan to fail to be in strict compliance with the representations and warranties set forth in EXHIBIT "F" at all times since the date the related mortgagor applied for such Loan); and

             (vi) any undertaking of an investigation of the facts relating to any claim or demand to which this indemnity relates, and reasonable costs or expenses incurred to consultants and investigators in connection with such investigation or in the defense of any claims related to a Loan which may give rise to Damages.

         Section 10. NO PARTNERSHIP, AGENCY OR OTHER RELATIONSHIP; POWER OF ATTORNEY. Nothing contained in this Agreement shall be deemed or construed by any person to create a partnership or joint venture between Purchaser and Seller, or to constitute either of Purchaser or Seller the agent, nominee or representative of the other. Seller shall not represent itself to any person as the Purchaser's agent, loan agent, nominee or otherwise. Seller shall not name Purchaser in its advertisements, stationery, business cards, loan applications or related documents or forms. Without limitation on or expansion of the foregoing, Seller hereby appoints Purchaser, its agents, employees, successors and assigns, the true and lawful attorney-in-fact of Seller without right of revocation and with the full power of substitution for and in the place and stead of Seller and on behalf and for the benefit of Purchaser, to demand, and control and collect, all sums due on the Loans purchased under this Agreement, and to enforce any and all rights with


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respect thereto, and to endorse the name of Seller where Seller's name is designated as the payee upon any notes, collateral, security, acceptances, checks, drafts, money order or other evidences of payment coming into the hands of Purchaser in full or partial payment of any Loan, and to satisfy or release, or cause to be satisfied or released, all liens and security interests related thereto, when and if Purchaser may determine to do so.

         Section 11. ACKNOWLEDGMENT OF SELLER. Seller acknowledges that, in connection with Purchaser's purchase of Loans from Seller, Purchaser may reasonably conclude that it is required to comply with various federal and state laws. In this connection, Seller expressly understands and acknowledges that Purchaser may from time to time require Seller to deliver such notices to borrowers as Purchaser reasonably concludes are required by law to be delivered by Seller, all at Seller's sole cost and expense. In addition, to the extent any borrower exercises his statutory right of rescission, Seller shall promptly reimburse to Purchaser all amounts paid to all such borrowers by Purchaser.

         Section 12. EXPENSES. Each party shall be responsible for its own expenses incurred in connection with this Agreement; provided, however, that Seller shall bear any expenses arising as a result of (a) any changes or modifications required to be made to any documents underlying the Loan for whatever reason; (b) the preparation and delivery of all notices relating to the transfer of servicing required by applicable state and federal law, including, without limitation, notices required by the Guidelines or Section 6(a) of RESPA; and (c) the preparation and delivery of all notices and information necessary to be delivered to the applicable hazard insurance company in order to designate Purchaser as payee under the lender loss payable clause.

         Section 13. THIRD PARTY BENEFICIARY; RELIANCE. Each representation, warranty and covenant made by Seller hereunder is for the express benefit of Purchaser and each Investor which ultimately purchases a Loan (or any interest therein), if any, and, in the purchase of each Loan hereunder, Purchaser is relying on each representation, warranty and covenant made by Seller hereunder in its decision to sell, assign and/or transfer a Loan to an Investor.

         Section 14. MAINTENANCE OF FIDELITY BOND. Seller shall maintain, with a company acceptable to Purchaser, a blanket fidelity bond, with broad coverage on all officers, employees or other persons acting in any capacity with regard to the Loans, who handle funds, money, documents and papers relating to the Loans ("Employees"). Any such fidelity bond shall protect and insure the Seller against losses resulting from dishonest or fraudulent acts of such Employees. No provisions of this Section 14 requiring a fidelity bond shall diminish or relieve the Seller from its duties and obligations as set forth in this Agreement. The minimum coverage under any such fidelity bond shall be at least equal to $1,000,000. Upon the request of Purchaser, Seller shall cause to be delivered to Purchaser a certified true copy of such fidelity bond.

         Section 15. MISCELLANEOUS.

         (a) No Solicitation; Prepayment. No borrower or co-borrower under any Loan sold to Purchaser shall be solicited by Seller for refinance during the period of twelve (12) months



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immediately following the Purchase Date for such Loan. Borrowers requesting a refinance from Seller within such 12-month period must be referred to Purchaser. In the event Seller breaches this covenant, Seller shall pay to Purchaser, within two (2) business days after Seller's receipt of notice from Purchaser demanding payment, an amount equal to:

         (i) 100% of the Premium, if such breach occurs before the first anniversary of the related Purchase Date;

        (ii) 67% of the Premium. if such breach occurs before the second anniversary of the related Purchase Date;

       (iii) 33% of the Premium, if such breach occurs before the third anniversary of the related Purchase Date; or

        (iv)      0% of the Premium, if such breach occurs thereafter.

         (b) Exhibits. All exhibits attached hereto or referred to in this Agreement are incorporated by reference into this Agreement.

         (c) Entire Agreement. The entire agreement between the parties is contained in this Agreement and cannot be modified in any respect except by an amendment in writing signed by both parties.

         (d) Assignment. Neither Purchaser nor Seller may assign its rights or obligations under this Agreement without the prior written consent of the other. This Agreement shall be binding and inure to the benefit of the permitted successors and assigns of the parties hereto.

         (e) Attorneys' Fees and Expenses; Choice of Law and Forum. If any party hereto shall bring suit or other proceeding against the other as a result of any alleged breach of failure by the other party to fulfill or perform any covenants or obligations under this Agreement, then the prevailing party obtaining final judgment in such action shall be entitled to receive from the non-prevailing party reasonable attorneys' fees incurred by reason of such action and all costs of suit and preparation thereof at both trial and appellate levels. In addition, any such suit or proceeding shall be brought in the federal or state courts located in Los Angeles County, California, which courts shall have sole and exclusive in personam, subject matter and other jurisdiction in connection with such suit or proceedings and venue shall be appropriate for all purposes in such courts. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

         (f) No Remedy Exclusive; Waiver. No remedy under this Agreement is exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under this Agreement or existing at law or in equity. Any forbearance by a party to this Agreement in exercising any right or remedy under this Agreement or otherwise afforded by applicable law shall not be a waiver or preclude the exercise of that or any other right or remedy. Seller hereby waives any statute of limitations that might otherwise be raised in any action to enforce Seller's indemnification and repurchase obligations hereunder.

         (g) Termination. Each party hereto may terminate Sections 1 through 4(c) of this Agreement at any time upon thirty (30) days' prior written notice to the other party; provided, however, that Purchaser shall (i) continue to review Loans submitted to it by Seller and continue to provide Loan Concurrences with respect to Loans that meet the requirements of the Guidelines and this Agreement during such 30-day notice period and (ii) purchase all Loans as to which Loan Concurrences have been provided and which, within sixty (60) days of such notice, meet the conditions for purchase stated in Section 3 hereof.

         (h) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         (i) Provision of Information. During the term of this Agreement, each party shall furnish to the other party such periodic, special or other reports or information, whether or not provided for herein, as shall be necessary, reasonable or appropriate to Purchaser or Seller, or otherwise with respect to the purposes of this Agreement. All notices, communications, documents, correspondence and other materials received by Seller from any person whatsoever after the Purchase Date of the related Loan shall be forwarded to Purchaser by overnight courier, at Seller's expense, within two (2) business days following receipt thereof by Seller.

         (j) Financial Statements. Upon request by either party, the other party shall furnish to the requesting party its unaudited quarterly and audited annual financial statements. Such unaudited and audited financial statements shall be received by Purchaser no later than ninety (90) calendar days after the end of each quarter and/or fiscal year or as soon thereafter as available. Each party agrees to make available to the other party a knowledgeable financial or accounting officer for the purpose of answering questions regarding the financial statements and any developments affecting its financial condition. All such financial statements furnished hereunder shall have been prepared in accordance with generally accepted accounting principles, consistently applied. Seller also agrees that Purchaser shall be entitled at Purchaser's sole expense, at reasonable times and upon reasonable notice to Seller, to audit Seller's origination procedures and practices and to examine such records and policies of Seller as may be necessary to satisfy Purchaser that Seller has the ability to repurchase any Loans as may be required by and in accordance with the terms of this Agreement.

         (l) Notice. All notices under this Agreement shall be in writing, deemed effective upon receipt and shall be delivered to the addresses set below:

If to Purchaser:                       If to Seller:

AAMES CAPITAL CORPORATION              PACIFIC THRIFT AND LOAN COMPANY
P.O. Box 76930                         21031 Ventura Boulevard,  1st Floor
Los Angeles, California 90010          Woodland Hills, California 91364-2210
Attn:  Mark Costello                   Attn:  Richard D. Young
       Vice President- Mortgage               President
         Banking

         IN WITNESS WHEREOF, the parties hereto have duly executed this Loan Agreement this 21 day of June, 1995.


PACIFIC THRIFT AND LOAN COMPANY        AAMES CAPITAL CORPORATION

By: /s/ RICHARD D. YOUNG               By: /s/ MARK E. COSTELLO
   ----------------------------           --------------------------------------
Name:   Richard D. Young                       Mark E. Costello
Title:  President                              Vice President - Mortgage Banking

        ("Seller")                             ("Purchaser")

                                   EXHIBIT "B"

                              CONTENTS OF LOAN FILE

         Each Loan File shall contain the following documentation in form and substance satisfactory to Purchaser:

         (i) A signed appraisal report (including a recertification thereof) of the property securing the Loan (the "MORTGAGED PROPERTY") setting forth an appraisal value therefor, which appraisal report shall (A) be dated no earlier than ninety (90) days prior to the date of closing of the related Loan, (B) include the appraiser's certification stating whether the Mortgaged Property is located in any Special Flood Hazard Area (as determined by the Federal Emergency Management Agency pursuant to the National Flood Insurance Act of 1973), and (C) have been performed by an independent fee appraiser who shall have certified that he has no interest in the Mortgaged Property, the Loan, or the approval, rejection or amount of the Loan.

         (ii) A credit report on the mortgagor (the "MORTGAGOR") named in the promissory note (the "NOTE") executed in connection with the Loan, which credit report is dated not more than ninety (90) days prior to the date of closing of the related Loan.

         (iii) A lender's or mortgagee policy of title insurance meeting the requirements of the Guidelines.

         (iv) The original of the Note evidencing the Loan, endorsed by an authorized representative of Seller to the order of Purchaser.

         (v) The original of the Security Instrument securing the Loan, with evidence of recording thereon, or a copy thereof certified by the recorder's office of the county wherein the related Mortgaged Property is located.

         (vi) The original of the assignment of the Security Instrument securing the Loan, duly executed by Seller in favor of Purchaser, as assignee.

         (vii) A statement of the census tract number for the Mortgaged Property if the Mortgaged Property is located within a standard metropolitan statistical area.

         (viii) The Mortgagor's original application for the Loan, an original or certified copy of the HUD-1 Settlement Statement or statements issued in connection with the closing of the Loan, and all of the original documents executed by the Mortgagor in connection with the origination of the Loan.

         (ix) If applicable, a certificate of issuance of a privately issued policy of mortgage insurance, together with an assignment thereof in favor of Purchaser or a letter from the issuer of the policy stating that Purchaser will succeed to the coverage of the policy without the necessity of such an assignment.

         (x) The original of any and all agreements affecting the terms of the Note, or affecting the Security Instrument securing the Loan, or affecting any of the liabilities or obligations of the Mortgagor with respect to the Loan or any successor-in-interest to the Mortgaged Property.

         (xi) A survey of the Mortgaged Property, together with any other surveys and any plot plans relating to the Mortgaged Property that Seller may have in its possession or control.

         (xii) Verifications of employment of the Mortgagor and verifications of deposits of the Mortgagor or such alternative evidence of employment, income and assets which complies with the Guidelines.

         (xiii) If the Loan is a purchase money loan, a copy of the purchase agreement of the Mortgagor for his acquisition of the Mortgaged Property.

         (xiv) Copies of all required disclosures under the Truth in Lending Act, servicing transfer disclosures, good faith estimates, adjustable rate program disclosures and any other disclosure statements required to be delivered to the Mortgagor in connection with the Loan under applicable state or federal law.

         (xv) A policy of fire and extended coverage hazard insurance (and a copy of Seller's letter sent to the related insurance agent or carrier requesting the issuance of lender's loss payable endorsement in favor of Purchaser), in an amount and with a carrier that is licensed in the jurisdiction wherein the related Mortgaged Property is located and (a) has a current Best's rating of B+ or (b) is a State-established pool insurer such as California Fair Plan.

         (xvi) If the Mortgaged Property is located in a Special Flood Hazard Area, a certificate of flood insurance meeting the requirements of the Guidelines.

         (xvii) Unless a blanket security release certification has previously been delivered to Purchaser, a duly executed Security Release Certification in the form attached as EXHIBIT "D" to the Agreement, executed by any person as requested by Purchaser if any of the Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person, and certification by Seller that, as of the Purchase Date, no adverse security interest in and to the Loan is outstanding and that Seller will not convey grant or convey any such interest.

         (xviii) Any and all such other documents as may reasonably be required of Seller by Purchaser or as may be required by the Guidelines in such form as may be required by Purchaser.

                                   EXHIBIT "C"

                             OFFICER'S CERTIFICATION

         I, ____________, hereby certify that I am the duly elected ____________ of ______________ ("SELLER") and, in connection with the sale of certain loans by Seller to __________ pursuant to that certain Loan Purchase Agreement between Seller and Purchaser dated __________, 1995 (the "AGREEMENT"), I hereby certify to the best of my knowledge and belief as follows:

         (A) Each of the representations and warranties of the Seller in the Agreement is true and complete in all respects on the Purchase Date, with the same effect as if made on the Purchase Date;

         (B) Seller has complied with all of the agreements and satisfied all of the conditions to be performed or satisfied in connection with the sale of the Loans previously sold to Purchaser under the Agreement;

         (C) Upon the sale of each Loan to Purchaser, Purchaser will acquire all, right, title and interest in and to such Loan, free and clear of any pledges, liens, security interests, claims, participations, interests or other equities or encumbrances of any type, kind or nature.

         (D) Each Note has been properly endorsed in a manner that satisfies any requirement of endorsement in order to transfer to the Purchaser all right, title and interest of the Seller to that Note. Each Assignment of Security Instrument is in recordable form and is sufficient to effect the assignment and transfer to the Purchaser of the benefits of the Seller, as original mortgagee or assignee thereof, under each Security Instrument to which such assignment relates.

         (E) The amount of consideration received by the Seller for the sale of each Loan to the Purchaser constitutes reasonably equivalent value and fair consideration for such Loan.

         (F) The Seller was solvent at all times prior to, and will not be rendered insolvent by, the sale of the Loans to Purchaser as provided in the Agreement.

         (G) The Seller did not sell the Loans with the intent to hinder, delay or defraud any of the Seller's creditors.

         (H) No fraud or illegality on the part of the Seller affecting any Loan or otherwise in connection with any transaction contemplated by the Agreement has occurred.

         IN WITNESS WHEREOF, I have executed this certificate as of the date set forth below.

Date:_____________________              By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                   EXHIBIT "D"

                           FORM OF OPINION OF COUNSEL

         (1) The Seller: (a) is duly organized, validly existing and in good standing as a _________________ under the laws of the State of _________ and is qualified to do business in each jurisdiction where the conduct or nature of its business makes such qualification necessary and (b) has the power and authority to own and operate its property and to conduct its business in the manner in which it does and proposes so to do.

         (2) The Seller has the power and authority to execute, deliver and perform the Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of the Agreement. The Agreement has been duly executed and delivered on behalf of the Seller and constitutes legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with its terms, except to the extent that enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, or moratorium, arrangement or assignment or other similar laws.

         (3) The execution, delivery and performance of the Agreement by Seller will not violate any provision of (i) the articles of incorporation or the bylaws of the Seller, (ii) federal or state laws or regulations applicable to the Seller or (iii) any contract material to the business or operations of Seller.

         (4) There is no litigation, investigation or proceeding of or before any arbitrator or governmental authority either pending or threatened by or against the Seller or against any of the Seller's properties or revenues which might have a material adverse affect on the ability of Seller to fully perform its obligations under the Agreement or the financial condition or prospects of Seller.

         (5) No consent, approval, authorization of, or registration, declaration or filing with, any governmental authority or any other person is required on the part of the Seller in connection with the execution and delivery of the Agreement or the performance of or compliance with the terms, provisions and conditions thereof.

         (6) Upon sale of the Loans to Purchaser and payment of the purchase price therefor to Seller, Purchaser shall acquire all of Seller's right, title and interest in and to each Loan, free and clear of any lien, claim or encumbrance.

                                   EXHIBIT "E"

                            LOAN CONVEYANCE AGREEMENT

         ________________________, as Seller, and AAMES CAPITAL CORPORATION, as Purchaser, pursuant to the Master Loan Purchase Agreement dated as of _____________, 1995, as amended, between Seller and Purchaser (the "PURCHASE AGREEMENT), hereby confirm their understanding with respect to the sale by Seller and the purchase by Purchaser of each of the Loans listed on the attached Loan Schedule (the "PURCHASED LOANS"). All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Purchase Agreement.

         Conveyance of Purchased Loans. Seller, concurrently with the execution and delivery of this Loan Conveyance Agreement, does hereby irrevocably transfer, assign, set over and convey to Purchaser, without recourse (except as otherwise explicitly provided for herein), all of its right, title and interest in and to the Purchased Loans, including specifically, without limitation, the related deeds of trust or mortgages (each, a "MORTGAGE"), the Loan Files and all other documents, materials and properties appurtenant thereto and the Notes, including any amounts received by Seller from the related Loan obligors ("OBLIGORS") in connection with the origination of the Purchased Loans that constitute or are in lieu of future Monthly Payments or otherwise represent payments in respect of interest accrued for any period after the Purchase Date for such Purchased Loans, together with all of Seller's right, title and interest in and to the proceeds received on or after the Cut-off Date of any related insurance policies.

         If Seller cannot deliver the original Mortgage with evidence of recording thereon with respect to any Purchased Loan concurrently with the execution and delivery of this Loan Conveyance Agreement solely because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation, Seller shall deliver an officer's certificate, with a photocopy of such Mortgage attached thereto, stating that such original Mortgage has been delivered to the appropriate public recording office for recordation. Seller shall promptly deliver to Purchaser such original Mortgage with evidence of recording indicated thereon upon receipt thereof from the public recording office. If, within four months after the Purchase Date, Seller shall not have received such original Mortgage from the public recording office, it shall obtain, and deliver to Purchaser within six months after the Purchase Date, a copy of such original Mortgage certified by such public recording office to be a true and complete copy of such original Mortgage as recorded by such public recording office.

         The costs relating to the delivery of the documents specified in this Loan Conveyance Agreement shall be borne by Seller.

         Incorporation of the Purchase Agreement. Seller and Purchaser hereby agree that the terms and provisions of the Purchase Agreement with respect to the Purchased Loans are hereby incorporated herein by reference and made a part hereof.

         Affirmation of Representations and Warranties. Seller hereby certifies that the representations and warranties set forth in Section 5 of the Purchase Agreement are true and correct with respect to the Seller as of the Purchase Date and that the representations and warranties with respect to the Purchased Loans set forth in Section 6 of the Purchase Agreement are true and correct with respect to each Purchased Loan as of the Purchase Date or such other date as may be specifically referred to therein. Seller also represents and warrants to Purchaser that each Purchased Loan that is an Adjustable Rate Loan was underwritten as though such Purchased Loan would initially have borne interest at a rate equal to the Index plus the related Gross Margin (determined at the time such underwriting was conducted). Seller hereby acknowledges and agrees that upon the breach of any such representations and warranties with respect to any Purchased Loan, Purchaser may exercise and enforce any remedy with respect thereto in accordance with Section 7 of the Purchase Agreement.

         Servicing of Purchased Loans. Seller represents to Purchaser that the Purchased Loans are serviced by Seller and are not subject to any third party servicing agreements as of the Purchase Date. Seller is selling the Purchased Loans on a "servicing released" basis and hereby assigns and transfers to Purchaser all of Seller's rights to service the Purchased Loans. Purchaser agrees to pay Seller a quarterly fee (the "SERVICING RELEASED FEE") on the fifteenth (15th) Business Day (each, a "SERVICING FEE PAYMENT DATE") following each March 31, June 30, September 30, and December 31 of each year, (each, a "SERVICING FEE CALCULATION DATE"). The Servicing Released Fee shall be equal to one-fourth (1/4th) of the product of forty-five (45) basis points and the aggregate of the Principal Balances of the Purchased Loans as of the close of business on the related Servicing Fee Calculation Date; provided, however, that the Servicing Released Fee due in respect of the Servicing Fee Calculation Date of________ , 199__ shall be pro-rated since the Purchase Date hereunder does not fall at or near a quarter-end.

         Mandatory Delivery; Grant of Security Interest. The sale and delivery on the Purchase Date of the Purchased Loans described on the attached Loan Schedule are mandatory, it being specifically understood and agreed that each Purchased Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate Purchaser for the losses and damages incurred by Purchaser in the event of Seller's failure to deliver the Purchased Loans on or before the Purchase Date. Seller hereby grants to Purchaser a lien on and a continuing security interest in each Purchased Loan and each document and instrument evidencing each Purchased Loan to secure the performance by Seller of its obligations hereunder, and Seller agrees that it holds such Purchased Loans in custody for Purchaser subject to Purchaser's (i) right, prior to the Purchase Date, to reject any Purchased Loan that does not conform to the conditions set forth in Purchaser's Loan Concurrence with respect to such Loan as well as each of the requirements set forth in the Purchase Agreement with respect thereto and (ii) obligation to pay the Purchase Price for the Purchased Loans. All rights and remedies of Purchaser under this Loan Conveyance Agreement are distinct from, and cumulative with, any other rights or remedies under this Loan Conveyance Agreement or the Purchase Agreement or afforded at law or in equity, and all such rights and remedies may be exercised concurrently, independently or successively.

         Seller Information. Seller Information refers to the information provided on Annex 1 to this Loan Conveyance Agreement. Seller hereby represents and warrants to Purchaser that such Seller Information on Annex 1 is true, correct and complete in all material respects and will be true, correct and complete in all material respects as of the Purchase Date. Seller hereby convenants that if any event occurs which would cause the Seller Information to include any untrue statement of material fact or omit to state any material fact necessary to make the statements in the Seller Information not misleading, Seller will immediately notify Purchaser of such fact. Seller hereby consents to the use of the Seller Information in Annex 1 attached hereto, or as may hereafter be attached, to be used from time to time in any Prospectus Supplement for an Aames Trust that includes any of the Purchased Loans.

                                                                         ANNEX 1



         Pacific Thrift and Loan Company ("PACIFIC") is a California corporation organized on July 22, 1988 and is a wholly-owned subsidiary of Presidential Mortgage Company, a California limited partnership. Pacific is a California-licensed industrial loan company engaged in the business of originating, purchasing and selling loans and loan participations secured by trust deeds on residential and, to a lesser extent, commercial or undeveloped real property. Every loan is secured by a mortgage or deed of trust on real property.

                            TERMS OF LOAN CONVEYANCE



Pool Principal Balance  -           $__________________

Pool Purchase Price  -              $__________________

Plus:  Accrued Interest  -          $__________________

Net Purchase Price  -               $__________________

Cut-off Date  - ___________, 199___

Purchase Date  - __________, 199___

Weighted Average Combined Loan-to-Value Ratio  - ____%

Maximum Combined Loan-to-Value Ratio per Loan  -   80%

Index -  Six-month LIBOR

Type  -  Fixed rate marked "F" on attached Schedule and

      -  Six month LIBOR adjustable rate marked "A" on attached Schedule

         All terms and conditions of the Purchase Agreement are hereby incorporated herein; provided, however, that in the event of any conflict the provisions of this Loan Conveyance Agreement shall control over the conflicting provisions of the Purchase Agreement.

         Executed and agreed to as of_________________, 199__.

                                                    ____________________________
                                                              as Seller

                                                    By:_________________________
                                                    Name:_______________________
                                                    Title:______________________



                                                     AAMES CAPITAL CORPORATION
                                                             as Purchaser



                                                    By:_________________________
                                                    Name:_______________________
                                                    Title:______________________

                                  LOAN SCHEDULE

                                   EXHIBIT "F"

                  As of the Purchase Date, Seller represents and warrants to Purchaser each of the following, it being understood and agreed by Seller that unless the context otherwise requires, each reference in this EXHIBIT "F" to Seller shall be deemed to include Seller and each other person or entity which has or had an interest in the Loan or participated in the origination of the
Loan:

                  1. Loans as Described. The information set forth in the Loan
Schedule is complete, true and correct;

                  2. Payments Current. All payments made up to the Purchase Date for the Loan under the terms of the Note have been credited. No payment required under the Loan is delinquent more than 10 days after the date on which it first became due;

                  3. No Outstanding Charges. To the best of Seller's knowledge there are no defaults in complying with the terms of the Note and Security Instruments, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Obligor, directly or indirectly, for the payment of any amount required under the Loan, except for interest accruing from the date of the Note or date of disbursement of the Loan proceeds, whichever is later, to the day which precedes by one month the due date of the first installment of principal and interest;

                  4. Original Terms Unmodified. The terms of the Note and the Security Instruments have not been impaired, waived, altered or modified in any respect, except by a written instrument a copy of which has been delivered to Purchaser and which has been recorded, if necessary, to protect the interests of Purchaser. The substance of any such waiver, alteration or modification has been approved by the issuer of any mortgage insurance policy and the title insurer, to the extent required by the policy, and its material terms are reflected on the Loan Schedule. No Obligor, any guarantor of, or any other security granted in connection with, any Loan has been released, in whole or in part;

                  5. No Defense. The Loan is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Note or the Security Instruments, or the exercise of any right thereunder, render either the Note or the Security Instruments unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                  6. Hazard and Flood Insurance. Pursuant to the terms of the Security Instruments, all buildings or other improvements upon the real property subject to the Security Instruments (the "MORTGAGED PROPERTY") are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located in an amount which is at the least equal to the lesser of (i) the maximum insurable value of such improvements and (ii) the combined principal balance of the Loan and the principal balance of each mortgage loan senior in priority to the Loan; provided, however, that such hazard insurance shall be in an amount not less than such amount as is necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. If the Mortgaged Property is in an area identified by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the combined principal balance of the Loan and the principal balance of each mortgage senior in priority to the lien of the Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973. All individual insurance policies contain a standard mortgagee clause naming Seller and its successors and assigns as mortgagee, and the current premiums thereon have been paid. The Security Instruments obligate the Obligor thereunder to maintain the hazard and, if applicable, flood insurance policy at the Obligor's cost and expense, and on the Obligor's failure to do so, authorizes the holder of the Security Instrument to obtain and maintain such insurance at such Obligor's cost and expense, and to seek reimbursement therefor from the Obligor. Each of the hazard and, if applicable, the flood insurance policy has been issued by a carrier licensed to do business in the jurisdiction where the Mortgaged Property is located and having a Best's rating of B+, is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of Purchaser upon the consummation of the transactions contemplated by the Agreement. Seller has not engaged in, and has no knowledge of the Obligor's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for therein, or the validity and binding effect thereof. In addition, each policy provides for ten (10) days' advance notice in writing to the mortgagee, its successors and/or assigns, in the event the policy is to be canceled. Seller has furnished proof of such coverage and delivered the same to Purchaser;

                  7. Compliance with Applicable Laws. The Loan and all activities performed in connection with the Loan by Seller and each other person involved in the origination of the Loan comply and complied in all respects with any and all requirements of all applicable federal, state and local laws including, without limitation the federal Equal Credit Opportunity Act and Regulation B thereunder, the federal Truth in Lending Act and Regulation Z thereunder, the federal Real Estate Settlement Procedures Act of 1974 and Regulation X thereunder and the federal Fair Credit Reporting Act, in each case as amended. Seller shall deliver to Purchaser evidence of compliance with all such requirements. Any applicable period within which the Mortgagor may rescind the Loan has expired. The Mortgagor was not required by the Seller to pay any fees, charges or other amounts which have been excluded from the calculation of the finance charge by the Seller except to the extent such fees may properly be excluded under, and were bona fide and reasonable in amount for purposes of, the federal Truth in Lending Act. All fees imposed by any affiliate of the Seller upon the Mortgagor in connection with the Loan have been properly disclosed to the Mortgagor under the requirements of the federal Truth in Lending Act and any other state or federal law, rule or regulation;

                  8. No Satisfaction of Mortgage. The Security Instruments have not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Security Instruments, in whole or in part, nor has any instrument been executed or recorded that would effect any such release, cancellation, subordination or rescission;

                  9. Location and Type of Mortgaged Property. The Mortgaged Property is located in California, unless otherwise specified in the Loan Schedule forming part of any Loan Conveyance Agreement hereunder, and consists of a single parcel of real property with a single family residence erected thereon, or a two-to-four family dwelling, or an individual unit in a planned unit development or condominium project, none of which is a mobile home, a boat, a cooperative apartment, or a manufactured dwelling. No portion of the Mortgaged Property is used for commercial purposes;

                  10. Valid Lien. The Security Instruments evidence a valid, subsisting and enforceable first or junior lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Security Instruments are subject, in the case of a Loan secured by a junior lien, only to the lien of any senior mortgage referred to in the title policy contained in the Loan file and subject, in all cases only to: the lien of current real property taxes and assessments not yet due and payable; covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the mortgagee title insurance policy delivered to the originator of the Loan and (A) referred to or otherwise considered in the appraisal made for the originator of the Loan or (B)which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal; and other matters to which like properties are commonly subject and which do not materially interfere with the benefits of the security intended to be provided by the Security Instruments or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Loan establishes and creates a valid, subsisting and enforceable first or junior lien in the property described therein and Seller has full right to sell and assign the same to Purchaser. No other liens, claims or encumbrances exist or have been recorded on the Mortgaged Property, whether or not prior to the lien of the Mortgage, since the date the Security Instruments were recorded, except as described in this subsection 10. The Mortgage was duly and properly recorded in the office of the county recorder where the Mortgaged Property is located;

                  11. Validity of Mortgage Documents. The Note and the Security Instruments are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. The Note and Security Instruments delivered to Purchaser are the only executed copies thereof. All parties to the Note and the Security Instruments had legal capacity to enter into the Loan and to execute and deliver the Note and the Security Instruments, and the Note and the Security Instruments have been duly and properly executed by such parties. Any provision of the documents included in the Loan File purporting to require the payment of a prepayment fee or penalty complies with all applicable state and federal laws and is enforceable in accordance with its terms against the related Mortgagor;

                  12. Full Disbursement of Proceeds. The proceeds of the Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Loan and the recording of the Security Instruments were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Note or the Security Instruments;

                  13. Ownership. Seller is the sole owner of record and holder of the Loan. The Loan has not been assigned or pledged, and Seller has good and marketable title thereto, and has full right to transfer, sell and assign each Loan and the related serving rights (if applicable) to Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim, interest or participation of, or agreement with, any other party, pursuant to the Agreement;

                  14. Doing Business. All parties which have had any interest in the Loan, whether as mortgagee, assignee, pledgee or otherwise are (or during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) organized under the laws of such state, or (iii) qualified to do business in such state, or (iv) federal savings and loan associations or national banks having principal offices in such state, or (v) not doing business in such state;

                  15. LTV. At origination, the loan-to-value ratio ("LTV") of the Loan, based on the original principal balance of the Loan and the value of the related Mortgaged Property set forth in the appraisal contained in the related Loan File, did not exceed the maximum LTV amount set forth in the Loan Conveyance Agreement for such Loan; and if the Loan is a junior priority lien, the principal balances of all related senior liens outstanding at the origination of the Loan must be added to the original principal balance of the Loan to determine the LTV of such Loan.

                  16. Title Insurance. The Loan is covered by either an ALTA mortgage title insurance policy, or the equivalent thereof if an ALTA policy is not available in a specific geographic location, issued by a title insurer acceptable to Purchaser. The title insurance policy has been issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Seller, its successors and assigns, as to the first or junior priority lien of the Mortgage in the original principal amount of the Loan, subject only to the exceptions contained in and permitted by subsection 10 hereof. Seller is the sole insured of such mortgage title insurance policy, and such mortgage title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such mortgage title insurance policy, the accuracy of any attorney's opinion of title has never been disputed, and no prior holder of the Mortgage, including Seller, has done, by act or omission, anything which could impair the coverage or enforceability of such mortgage title insurance policy or the accuracy of such attorney's opinion to title. Each such mortgage title insurance policy includes all endorsements which are customary for loans similar to the Loans, or which may be required by Purchaser in the exercise of its reasonable discretion provided that Purchaser has provided prior written notice of such requirements in the Loan Concurrence for such Loan;

                  17. No Defaults. There is no material default, breach, violation or event of acceleration existing under the Security Instruments or the Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither Seller nor its predecessors has waived any material default, breach, violation or event of acceleration;

                  18. No Mechanic's Liens. There are no mechanic's, materialman's or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

                  19. Location of Improvements; No Encroachments. To the best knowledge of Seller, all improvements which were considered in determining the appraised value of the Mortgaged Property at origination lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property (except such encroachments as have been affirmatively insured over by the title insurer). To the best knowledge of Seller, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law, rule or regulation;

                  20. Maturity Date: The maturity date of the Loan is at least twelve months prior to the maturity date of any related senior mortgage loan if such senior mortgage loan provides for a balloon payment;

                  21. Customary Provisions. The Security Instruments contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of Security Instruments designated as a deed or trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

                  22. Occupancy Certifications. To the best knowledge of Seller, the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

                  23. No Additional Collateral. The Note is not and has not been secured by any collateral except the lien of the corresponding Security Instruments;

                  24. Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

                  25. Delivery of Mortgage Documents. The Note, the Mortgage, the assignment of Mortgage or Deed of Trust and any other documents required to be delivered under the Agreement for the Loan have been delivered to Purchaser. Seller has delivered to Purchaser a complete, true and accurate Loan File in compliance with the Agreement;

                  26. Condominium Units. As to each condominium unit located in a condominium project, such unit meets the criteria therefor established in the Guidelines.

                  27. Transfer of Loans. The Assignment of Security Instruments is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

                  28. Due-on-Sale. The Security Instruments contain an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

                  29. No Buydown Provisions; No Graduated Payments or Contingent Interest. The Loan does not contain provisions pursuant to which monthly payments are paid or partially paid with funds deposited in any separate account established by the mortgagee, the seller of the Mortgaged Property, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor, nor does it contain any other similar provision which may constitute a "buydown" provision; the Loan is not a graduated payment mortgage loan; and the Loan does not have a shared appreciation or other contingent interest feature;

                  30. Mortgaged Property Undamaged. To the best knowledge of Seller, the Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Loan or the use for which the premises were intended. The related Mortgagor is not in and has not been in violation of, no prior owner of the Mortgaged Property was in violation of, and the Mortgaged Property does not violate any standards under, applicable statutes, ordinances, rules, regulations, orders or decisions with regard to pollutants or hazardous or toxic substances, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, Federal Water Pollution Control Act, Clean Air Act, Resource Conservation and Recovery Act, Surface Mining Control and Reclamation Act and Toxic Substances Control Act, as such laws are amended and supplemented from time to time and any analogous federal, state or local statutes and regulations;

                  31. Originator. The Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company, industrial loan company or similar institution which is supervised and examined by a federal or state authority, a mortgage loan broker or consumer finance lender supervised and licensed by the appropriate state agency of the jurisdiction in which the related Mortgaged Property is located or a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act;

                  32. Conformance. The Loan conforms to all applicable requirements of local, state and federal law and the Agreement;

                  33. Demand Statements. Seller has not received any requests for a demand statement with respect to the Loan;

                  34. No Transfer. The Mortgagor named in each Loan was the Mortgagor at the closing of such Loan, and no Mortgagor has assigned, transferred, pledged or delegated any of its rights or obligations under the Security Instruments and the Note;

                  35. Loan File. The Loan File contains each of the documents and instruments specified to be included therein by the Agreement or the Guidelines, each duly executed and in due and proper form, and each such document or instrument complies with the Guidelines. Each Note and Security Instrument are on forms which comply with the Guidelines;

                  36. Information True. To the best knowledge of Seller, the information contained in and appearing upon the records and documents of each Loan File is accurate and adequately reflects the true status of the Loan to which said records and documents relate;

                  37. Credit File. Each credit file submitted by Seller to Purchaser relating to each Loan shall contain true and complete copies of all credit documents submitted, including without limitation, the application and all information obtained by Seller as a result of its credit investigations;

                  38. Credit Information. The credit information contained in each file submitted to Purchaser was compiled by the use of generally accepted lawful credit investigation procedures, including inquiry to national credit investigation agencies;

                  39. Appraisal. The appraisal meets the requirements of all applicable state and federal laws, rules and regulations in all respects and was performed by a qualified appraiser who is duly licensed under all applicable state and federal laws and who has no interest, direct or indirect, in the Mortgaged Property or in any loan encumbering the Mortgaged Property, who does not receive compensation which is affected by the approval or denial of the Loan;

                  40. Adjustable Rate Loans. Each Loan that has an adjustable rate of interest has an interest rate not less than the floor rate specified in the related Note. No adjustable rate loan permits the conversion of the Loan to a fixed interest rate;

                  41. Condition of Mortgagor. The Seller is not aware of any circumstances existing at or prior to the Purchase Date that would lead it to believe the Mortgagor is unable to repay the Loan, giving due consideration to the value of the related Mortgaged Property. No event or circumstance known to Seller has occurred or has arisen which, with or without notice, passage of time or both, could result in the seizure of the Mortgaged Property by state or federal agents acting under any state or federal law, rule or regulation including, without limitation, the Controlled Substances Act or the Internal Revenue Code or the regulations promulgated pursuant to either of the foregoing;

                  42. Servicing Practices; Escrow Deposits. The origination and collection practices used with respect to each Loan have been in accordance with standards generally required by institutional lenders and with applicable law, and have been in all respects legal and proper. With respect to each Loan that provides for an adjustable rate of interest and/or payment adjustments, all such adjustments have been made strictly in accordance with the terms of the Note and the related Security Instruments. There are no escrow deposits or accounts in connection with the Loan.

                  43. No Consent of Senior Holder. With respect to each Loan subject to the lien of a loan senior in priority to the lien of the Loan, either
(A) no consent for such Loan was required by the holder of the related senior lien prior to the making of such Loan or (B) such consent has been obtained and is contained in the related Loan File;

                  44. Repayment Ability. The Mortgagor has not signed a letter in connection with the origination of any Loan in which such Mortgagor indicates his inability to repay such Loan in accordance with the terms of the related Note.

                  45. Soldiers' and Sailors' Relief Act. The Mortgagor is not entitled to relief under the Soldiers' and Sailors' Civil Relief Act of 1940;

                  46. Mortgagor Acknowledgment. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the Loan and, in particular, that the Mortgagor has received all disclosure statements required by the federal Truth in Lending Act. Such statement lists each disclosure document which has been delivered to the Mortgagor.

                            PURCHASE PRICE AMENDMENT

         This Purchase Price Amendment is dated June ___, 1995, and is made pursuant to that certain Master Loan Purchase Agreement (the "AGREEMENT") by and among PACIFIC THRIFT AND LOAN COMPANY, a California corporation ("SELLER"), and AAMES CAPITAL CORPORATION, a California corporation ("PURCHASER").

         Defined Terms. Capitalized terms herein shall have the meanings given in the Agreement.

         Calculation of Purchase Price. Until such time as Purchaser shall have completed the purchase from Seller of Loans with aggregate outstanding principal balances (as of the Purchase Dates of the respective Loans) of $22,500,000 in a given calendar quarter (i.e., January - March, April - June, July - September, October - December), the Purchase Price for each Loan shall be 1.0325 times par. At such time as purchaser shall have reached such $22,500,000 milestone and until such time as Purchaser shall have completed the purchase from Seller of Loans with aggregate outstanding principal balances (as of the Purchase Dates of the respective Loans) of $25,000,000 in a given calendar quarter, the Purchase Price for each Loan shall be 1.0375 times par. In addition, Purchaser shall pay to Seller a volume premium on all Loans previously purchased from Seller by Purchaser in such calendar quarter before such $22,500,000 milestone was reached in an amount equal to 0.0050 times par. If, in any given calendar quarter, Purchaser shall have completed the purchase from Seller of Loans with aggregate principal balances (as of the respective Purchase Dates of the respective Loans) in excess of $25,000,000, the Purchase Price for each Loan in such quarter in excess of such $25,000,000 milestone shall be 1.0425 times par. No additional volume premium shall be paid on Loans previous purchased. Calculation of aggregate principal balances shall begin at zero at the beginning of each calendar quarter with no amount carried over from a previous quarter.

         In connection with the partial calendar quarter beginning on May 29, 1995 and ending on June 30, 1995, the milestones set forth in the immediately preceding paragraph shall be pro-rated based on the remaining number of days in such calendar quarter.

         Minimum and Maximum Interest Rates. For each group of Loans sold by Seller to Purchaser pursuant to a Loan Conveyance Agreement that includes Loans with an adjustable rate of interest, the weighted average start rate of such adjustable rate Loans in such group must equal at least 360 basis points over the six-month LIBOR rate published in The Wall Street Journal that is most recently available on the Friday immediately preceding the Purchase Date of such Loans. In addition, the weighted average margin (that is added to the Index to calculate the Note rate) of such Loans in such group must equal at least 500 basis points. Prices for adjustable rate loans not falling within these parameters will be negotiated separately.

         For each group of Loans sold by Seller to Purchaser pursuant to a Loan Conveyance Agreement that includes Loans with a fixed rate of interest, the weighted average interest rate of such Loans in such group must equal an amount between 525 and 575 basis points over the four year treasury bond rate published in The Wall Street Journal that is available most recently on the Friday immediately preceding the Purchase Date of such Loans. To the extent a purchase of fixed rate Loans has a weighted average interest rate in an amount up to 1% below this range, a 2-to-1 tradeoff or adjustment downward to the Purchase Price would be applied. For example, if the fixed rate floor is established at 10.5% and the Loans in the group equal a 10.0% rate, the Purchase Price will be adjusted from 1.0325 times par to 1.0225 times par. In a similar manner, to the extent a purchase of fixed rate Loans has a weighted average interest rate in an amount up to 1% above this range, a 2-to-1 tradeoff or adjustment upward to the Purchase Price would be applied. For example, if the fixed rate ceiling is established at 11.0% and the fixed rate Loans in the group equal a 11.5% rate, the Purchase Price paid will be adjusted from 1.0325 times par to 1.0425 times par. Fixed rate loans falling outside these ranges will be negotiated separately.

         Servicing Released Fee. Seller is selling the Loans to Purchaser on a "servicing released" basis. Purchaser shall pay to Seller a quarterly fee (the "SERVICING RELEASED FEE") on the fifteenth (15th) day following each March 31, June 30, September 30 and December 31 of each year (each, a "SERVICING FEE CALCULATION DATE"). The Servicing Released Fee shall be an amount equal to one-fourth (1/4th) of the product of (i) forty-five (45) basis points and (ii) the aggregate of the principal balances of the Loans outstanding as of the close of business on the related Servicing Fee Calculation Date; provided, however, that the Servicing Released Fee due in respect of the first Servicing Fee Calculation Date with respect to each Loan shall be pro-rated.

         Prepayment Premiums. At least eighty percent (80%) of the Loans (by principal amount) sold by Seller to Purchaser pursuant to any Loan Conveyance Agreement shall contain a standard "California-type" prepayment premium provision, enforceable in accordance with its terms in the jurisdiction where the related Mortgaged Property is located, that will remain in effect during the first five (5) years of the Loan.

         Fees. Purchaser agrees to waive charging underwriting fees to Seller with respect to the Loans.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Purchase Price Amendment this 21 day of June, 1995.



PACIFIC THRIFT AND LOAN COMPANY           AAMES CAPITAL CORPORATION

By: /s/ RICHARD D. YOUNG                 By: /s/ MARK E. COSTELLO
   ----------------------------              ------------------------------
Name: Richard D. Young                        Mark E. Costello
Title:  President                             Vice President - Mortgage Banking

           ("Seller")                                  ("Purchaser")



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